Exhibit 99.2
Remarks of Richard T. Clark,
Chief Executive Officer and President,
Merck & Co., Inc.
at the
Annual Business Briefing
Whitehouse Station, New Jersey
December 12, 2006
     Thank you, Graeme, and good morning.
     It’s been a year since we met to hear about Merck’s Plan to Win — our blueprint for returning Merck to the leadership position it once enjoyed and which we are committed to reclaim.
     The goals we set and the plan we established for achieving those goals were well-received. But as I said last year, no matter how good our plan is, its eventual success or failure depends on our ability to execute it.
     Execution in each of these areas on our Strategy Map is the key to our success. We have in place the leadership teams to drive us toward our goals in each of these areas, and our entire organization is both fully aware of our expectations and knows that all of us are accountable for executing this strategy with a high-degree of excellence.
     We are on our way to becoming a high performance organization which we believe will enable us to successfully execute this strategy and become the most trusted industry leader in delivering value to customers and shareholders.
     Of course, now that a year has gone by, it’s reasonable to ask: “How are we doing in executing our strategy?” I think it’s fair to say that the results of the past 12 months suggest that we are off to a strong start.
•	We’ve successfully launched five new vaccines and medicines that we expect to meet significant unmet medical needs in such areas as cancer prevention and diabetes.

•	We’ve advanced promising products in our pipeline at every phase of development, giving us increased confidence in our ability to continue to commercialize novel medicines in our nine targeted therapeutic areas.

•	We’ve effectively promoted our inline products to achieve impressive sales growth in products such as SINGULAIR and our joint venture product, VYTORIN.

•	We’ve continued to fundamentally change the way we discover, develop, manufacture, and market our medicines and vaccines.
     During 2006, we have gathered the momentum we need to continue towards the performance goal we established last year: delivering double-digit compound annual earnings per share growth, excluding charges and one time items, by 2010. We expect to achieve that growth through the combined performance of our products and our company-wide cost-savings initiatives.
     Yet despite the many positive results of the past year, I never forget for even a moment that we still have much to do to truly transform Merck. Changing every aspect of our business is not something that can be done overnight. It takes concerted, focused effort over a period of time — the sort of focused effort we have demonstrated in 2006.
     Of course, even as we change our business model, one thing remains the same. We are still a company whose mission is to discover and develop novel medicines and vaccines that address unmet medical needs and to get those products to the people who need them.
     And when you think about our five new medicines and vaccines, it is easy to see why our mission is as important today as ever. They are:
•	GARDASIL, the first-ever vaccine to help protect young women from the second-leading cause of cancer deaths among women worldwide. The response to GARDASIL in the U.S. and other launch markets is very positive and we are well positioned for continued growth in 2007 and beyond;

•	JANUVIA, the first medicine of its class that uses the body’s own systems to improve blood sugar control in patients with type 2 diabetes, without some of the side-effects associated with some other diabetes medicines. The initial uptake of JANUVIA here in the United States, and elsewhere, has been positive;

•	ZOSTAVAX, the first vaccine to protect people against shingles, a disease which every year afflicts an estimated one million people in the United States alone. ZOSTAVAX can significantly reduce the risk of shingles and is indicated in the U.S. for people over 60 and has been well received by payers, physicians and consumers;

•	ROTATEQ, our novel vaccine to protect infants and young children against rotavirus, the effects of which take the lives of nearly 600,000 children under the age of five around the world every year, and has achieved strong uptake in the U.S. and other launch markets; and

•	ZOLINZA, our novel medicine to treat patients suffering from advanced CTCL, a devastating, often disfiguring, disease, and Merck’s first cancer drug in a generation.

     All five of these approvals are cause for confidence in Merck’s scientific ability. But I believe the way in which we carried out these launches also indicates that we are succeeding in our commitment to create and execute a new commercial model.
     The launch of GARDASIL, for example, exceeded expectations. It is a very convincing indicator of our success in aligning functions across the company to support Merck’s new products. I think it’s safe to say that we executed every aspect of this launch nearly flawlessly. And the results speak for themselves:
•	A more than ten-fold increase in awareness among young adult women of the link between HPV and cervical cancer;

•	Accelerated approval in the U.S. and EU;

•	Unanimous endorsement by CDC’s Advisory Committee on Immunization Practices;

•	Broad acceptance by managed care providers; and

•	Strong U.S. sales right out of the gate.
     Every time I talk about GARDASIL, I am reminded of the deep sense of satisfaction all of us at Merck feel by contributing to such an important development in women’s health. We know among the lives saved may be our own sisters, daughters, or granddaughters.
     The early results of all of our product launches this year also make us confident that our new global commercial model will help us meet the growth targets we set last year. These launches may well redefine what a product launch should be.
     We have launched our five new products without any increase in our sales force, including redirecting 1,500 of our sales representatives from inline products to our new vaccines.
     In addition, for more than two years, we’ve held the line on the size of our sales force. We’ve done this because we know that there are numerous new effective and efficient techniques for reaching our customers in ways that meet their needs and the demands on their time.
     I am also pleased to report that we have made significant progress in redesigning our product discovery and development process.
     We are working to increase our probability of success in the early phases of our pipeline by using exciting new technologies and techniques to target for further research and development only the most promising drug candidates.

     In addition, the Merck Research Labs is significantly reducing cycle times in every phase of development.
     We expect the efforts at MRL to continue to produce impressive results — and those results should all add to Merck’s overall success in the years ahead.
     This past year has also seen us lay the groundwork for creating the lean and flexible cost structure we committed to at this meeting last year.
     We have already achieved $1 billion of our goal to save $1.2 billion in procurement company-wide by 2008.
     We have already eliminated 3,900 of the 7,000 positions we committed to eliminate by the end of 2008.
     We have closed or sold 3 manufacturing facilities and are in the process of doing the same with the two remaining manufacturing facilities we said we’d close by the end of 2008.
     We are restructuring our manufacturing network to make it more competitive, leaner, and flexible enough to meet future market needs as quickly as those needs change.
     And we have achieved a $600 million reduction in inventory since year-end 2003, including a $100 million reduction in 2006, even while launching five new products.
     I think it’s also important to note that while achieving operating efficiencies includes direct spending reductions, it also includes executing broader efforts, across the Company, to increase productivity. That is why we are deploying Lean/Six Sigma principles throughout the Company.
     We are using the data and customer-focus that is at the heart of Six Sigma to increase customer satisfaction, generate more revenue, shorten cycle time, and reduce costs. We have already implemented Lean Manufacturing at 8 Merck sites, with 9 more planned in 2007.
     Furthermore, as the pace of development in our labs increases, we are making sure that our manufacturing capability is also keeping pace. This way, once a product approval is received, we have the flexibility in our facilities to begin delivering it to our customers quicker than ever before.
     With JANUVIA, for example, we were delivering samples to physicians within 7 days of approval and we were supplying pharmacies that same week.

     All of these actions to make Merck more lean and flexible have put us on track to achieve our $4.5 to $5.0 billion long-term savings goal through 2010. Here’s what will keep us moving forward.
     First, we must continue to deliver innovative and differentiated products that provide real value to patients — value they cannot find anywhere else.
     By listening to customers and scientific leaders early and often — by looking to them and their needs to help determine our research and development direction — we will redefine what it means to succeed in R&D. Success will be defined very simply: are Merck’s products meeting the needs of our customers and, by meeting those needs, are they a commercial success?
     Our launches this year show the rewards of engaging our customers and scientific leaders early-on. The speed with which our new vaccines received various federal and state government endorsements and with which they were added to managed care formularies, attests to the value of engaging customers much earlier in the process.
     We must also continue to develop new ways of providing information to our customers so that they can make informed decisions about our products. We are confident that the more our customers know about our medicines and vaccines, the more they will understand the value they provide.
     And I should add that even as the political landscape in Washington changes, I fully expect that we will continue to demonstrate the importance of maintaining a regulatory and market environment that supports the work of the research pharmaceutical industry. We will continue to do our part to make sure that our fundamental mission to discover, develop, and deliver new medicines and vaccines to all those who need them is not compromised.
     Next, through end-to-end lifecycle management, we must ensure that we are getting the highest possible value out of our entire portfolio of products, from the day they are discovered to the day they lose patent protection.
     As we announced a year ago, we are targeting nine therapeutic areas in which we will invest most heavily — areas we selected because they provide the greatest scientific opportunity and the greatest prospects for success in the marketplace.
     We are committed to becoming the industry leader in each of these areas, and we are already delivering on that goal, with our recently launched products. And our late stage pipeline also has many promising products in several of our other targeted therapeutic areas.
     In addition, our therapeutic areas will be run by global commercial franchises. These franchises will develop global strategies for each therapeutic area and each compound, which we expect will both drive product value and a customer focus from beginning to end of the product lifecycle, all across the globe.
     Third, our new research and development processes will enable us to bring innovative and differentiated products to market faster and more efficiently — and here’s how.
     You may recall that last year we expected to be able to accelerate late development cycle time by 7 months by the end of next year. In fact, we have already surpassed that goal, and we are on target to cut late development cycle time by a full year by the end of 2007.
     Perhaps the best evidence of our success in this effort — which Peter Kim initiated several years ago at MRL — can be found in looking at the timeline for JANUVIA, starting at the pre-clinical stage to first filing.
     If JANUVIA had taken the development course typically found at major research pharmaceutical companies, it would still be almost four years away from market. Said another way, without the accelerated development timeline we were able to achieve for JANUVIA, it wouldn’t have launched until 2010. And we accomplished this without compromising Merck’s high standards of scientific excellence and integrity.
     Decreasing cycle time is especially important because of the strength of our pipeline at every stage of development. We are excited by the products that are moving through our pipeline and are eager to continue their forward progress.
     Our late stage pipeline is particularly robust, with eight products either under review, nearly ready for filing, or in Phase III of development. These include products in such therapeutic areas as HIV, osteoarthritis, insomnia, obesity, and atherosclerosis. These are all areas where significant unmet medical need exists and where we can offer new treatments that deliver true clinical value to our customers.
     Furthermore, we remain committed to leveraging external sources of innovation. By building strategic alliances with scientific talent outside Merck — and, to date, we’ve engaged in 35 external partnerships this year — we will continue to capitalize within Merck on the best work that’s going on outside Merck.
     Taken together, we believe our new model will give Merck a level of R&D productivity that many in the industry will want to emulate and, importantly, an even fuller pipeline in the years ahead.
     Fourth, we are in the process of establishing an industry leading commercial model — one that will be more flexible, agile and fast, more information- and value-driven, and, more cost-effective and leaner than ever before. It will also make certain that in everything we do, we are growing ever closer to our customers.

     Our new model is designed to ensure that when people think of Merck, they immediately think of products that offer unsurpassed value.
     Under this model, people will also see Merck, not just as a drug maker, but as a useful and valued source of the information that they need. They will value their relationship with Merck and every contact with Merck because those contacts will offer them real value.
     In addition, we will continue to shift resources away from some of the traditional sales and marketing approaches to promising new channels that will break new ground in how we communicate with our customers. These new methods will also increase our visibility among our customers for whom our products offer value.
     We are also prioritizing our investments to ensure that we are strongly supporting those programs that provide the most value to health care providers, patients, and payers.
     And we will become a more efficient and effective commercial organization by running our business with a truly global perspective. We will use best practices from around the world and we will drive global standards that promote efficiency.
     I am convinced, not just by the successes of 2006, but by the energy and enthusiasm I see throughout the Company, that the changes we are making will make Merck the high performing organization it has the potential to be.
     As I said at this meeting last year — and many times since — results count, and I am counting on results. And while this year’s strong performance has boosted our confidence in our ability to make the changes we need to meet our goals, we are still a long way from the finish line we established a year ago. Nevertheless, we are closer to where we want to be, and we are committed to making the progress that we promised and that you expect.
     And when we do — when we build on the success of 2006 by continuing in the years ahead to execute our strategy with unsurpassed excellence — Merck will again occupy the unquestioned position of scientific and market leadership we know we should.
     Thank you.
Forward-Looking Statement
This speech, including the financial information that follows, contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this speech should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2005, and in its periodic reports on Form 10-Q and Form 8-K, which the company incorporates by reference.